                                                 Exhibit 10(e)8
ALLETE Executive Annual Incentive Plan
Form of Award
Effective 2023
[Eligible Executive Employees]

Target Award Opportunity

Base Salary	$

Times

Award Opportunity (percent of base salary)%

Equals

Target Award	$

Performance Levels and Award Amounts

Goal Performance Level	Payout as Percent of Target Award	Award Amount
Superior	200%	$
Target	100%	$
Threshold	44%	$
Below Threshold	0%	$

Goals

Goal
Weighting
Financial Goals
Net Income	50%
Cash from Operating Activities	20%

Strategic & Operational & Values Goals	30%
100%

Compensation Subject to Compensation Recovery Policy

Annual Incentive Plan Compensation is subject to recoupment as defined in the Compensation Recovery policy.